EXHIBIT 10.24

LEASE

MICHIGAN PLAZA

205 NORTH MICHIGAN AVENUE

CHICAGO, ILLINOIS

TALK AMERICA INC.

LEASE

MICHIGAN PLAZA

205 NORTH MICHIGAN AVENUE

CHICAGO, ILLINOIS

TALK AMERICA

EXHIBITS

EXHIBIT A    FLOOR PLAN OF PREMISES
EXHIBIT B    TENANT WORK LETTER
EXHIBIT C    RULES AND REGULATIONS
EXHIBIT D    ESTOPPEL CERTIFICATE
EXHIBIT E    CONDENSER WATER ADDENDUM

LEASE
MICHIGAN PLAZA
205 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS

THIS AGREEMENT OF LEASE made as of this 1st day of July , 2003 (hereinafter referred to as the "Lease") between BTS OWNERS LLC, a Delaware limited liability company (hereinafter referred to as "Landlord"), and TALK AMERICA INC., a Pennsylvania corporation (hereinafter referred to as "Tenant");

SCHEDULE

1.    Description of Premises: The premises designated on the plan attached hereto as Exhibit A and containing approximately 4,753 square feet of "Rentable Area" on the 42 nd floor (the "Premises") in the building (the "Building") located at 205 North Michigan Avenue in the City of Chicago, Cook County, Illinois (hereinafter referred to together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land"). The Premises are comprised of two parts; the first being 1,228 square feet of Rentable Area identified on Exhibit A and herein as the "Expansion Space" and the second being the 3,525 square feet of Rentable Area identified on Exhibit A and herein as the "Existing Space". Tenant is currently subleasing the Existing Space from an existing tenant in the Building for the period through May 31, 2004.

2.    Use of Premises: Tenant shall use the Premises solely as general offices and for no other purpose whatsoever.

3.    Base Rent: The per annum rate of Base Rent and the monthly installments thereof are set forth on Schedule 1 attached hereto.

4.    Tenant's Proportionate Share: shall mean 0.489% for the purposes of determining Taxes and Operating Expenses (as such terms are hereinafter defined) payable by Tenant hereunder, such percentage being the percentage calculated by dividing the Rentable Area contained in the Premises, as determined by Landlord and shown in Item 1 of this Schedule by 972,851 rentable square feet, being one hundred percent (100%) of the aggregate amount of all office and retail space in the Building; provided, however, for the period August 1, 2003 through May 31, 2004 Tenant’s Proportionate Share shall be deemed to be 0.126%. Tenant's Proportionate Share shall be adjusted proportionately if the number of square feet of Rentable Area in the Premises is increased or decreased or if the aggregate amount of office or retail space in the Building is either increased or decreased.

5.    Commencement Date: The date hereof as to the Expansion Space; June 1, 2004 as to the Existing Space.

6.    Rent Commencement Date: June 1, 2004 as to the Existing Space; as to the Expansion Space, the earlier to occur of (x) Tenant's occupancy of the Expansion Space for the conduct of its business and (y) eight (8) weeks following the delivery of the Expansion Space to Tenant.

7.    Termination Date: May 31, 2007.

8.    Letter of Credit: Seven Thousand Thirty and 48/100 Dollars ($7,030.48).

9.    Addresses for Notices:

            If to Landlord :

BTS Owners LLC
c/o J.F. McKinney & Associates
205 North Michigan Avenue, Suite 2100
Chicago, Illinois 60601
Attention: General Manager

And

BTS Owners LLC
c/o Grubb & Ellis
205 North Michigan Avenue, Suite 2100
Chicago, Illinois 60601
Attention: Mark Gross

And

Lehman Brothers
399 Park Avenue, 8 th Floor
                        New York, New York 10022
                       Attention: David Broderick, Esq.

And

Sonnenschein Nath & Rosenthal LLP
8000 Sears Tower
Chicago, Illinois 60606
Attention: Linda D. White, Esq.

           If to Tenant:

Talk America Inc.
6805 Route 202
Hew Hope, Pennsylvania 18938

            And

Talk America Inc.
205 North Michigan Avenue
Suite 4201
Chicago, Illinois 60601

10.    Broker: J.F. McKinney & Associates and The John Buck Company.

This Lease is subject to the Terms and Conditions and the provisions of any exhibits attached hereto, which Terms and Conditions and exhibits are hereby made a part of this Lease.

LANDLORD:

BTS OWNERS LLC, a Delaware limited liability company

By:    BTS Managers LLC, its Member

By:    LB BTS I Inc., its Managing Member

By:   /s/_____________________
            Name: _____________________
            Its: ________________________

TENANT:

TALK AMERICA INC.,
a Pennsylvania corporation

     By:     /s/ Aloysius T. Lawn IV
Its:   EVP - General Counsel

SCHEDULE 1

Base Rent

               Per Squre Foot          Monthly               Annual
Period                 Base Rental Rate        Base Rent            Base Rent

Rent Commencement
Date –
May 31, 2004            $17.25           $1,765.25            $21,183.00

June 1, 2004 -            $17.75           $7,030.48            $84,365.75
May 31, 2004

June 1, 2005 -            $18.25           $7,228.52            $86,742.25
May 31, 2006

June 1, 2006 -            $18.75           $7,426.56            $89,118.75
May 31, 2007

TERMS AND CONDITIONS

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises (hereinafter referred to as the "Premises") described in the Schedule appearing at the beginning of this Lease (hereinafter referred to as the " Schedule ") and designated on the plan attached hereto as Exhibit A , subject to the covenants, terms, provisions and conditions of this Lease.

1.    TERM

The term of this Lease (hereinafter referred to as the "Term") shall commence on the Commencement Date and shall end on the Termination Date each as provided in the Schedule unless sooner terminated as provided herein.

2.    BASE RENT

(a)    Base Rent Payments . Tenant shall pay to Landlord or Landlord's agent at Hatfield Philips Inc. on behalf of LBHI for BTS, P.O. Box 945-580, Atlanta, Georgia 30394-5580, or at such other place as Landlord or Landlord's agent may from time to time designate in writing, in currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the applicable annual Base Rent set forth in Schedule 1 payable in equal monthly installments in the applicable amounts set forth in Schedule 1 in advance on or before the first day of each and every month during the Term without demand and without any abatement setoff or deduction whatsoever, except as specifically set forth in this Lease. Base Rent shall be escalated as set forth in Schedule 1 . Each period of twelve (12) months beginning on the Commencement Date or on any anniversary thereof and ending on the day before the following anniversary of the Commencement Date or on the Termination Date, as the case may be, is hereinafter referred to as a "Lease Year." Any Base Rent payable for a partial month at the beginning of the Term shall be paid on the first day of the first full calendar month of the Term. Any Base Rent payable for a partial month at the end of the Term shall be paid on the first day of such month.

(b)    Abatement of Initial Base Rent . If Tenant has taken possession of the Premises for the purpose of carrying on its business therein and if Tenant is not in "Default" hereunder (as described in Section 22 hereof) on the date any such installment is due, each of the first four (4) monthly installments of Base Rent due hereunder with regard to the Expansion Space commencing on the Rent Commencement Date for the Expansion Space, and each of the first three (3) monthly installments of Base Rent due hereunder with respect to the Existing Space commencing June 1, 2004, shall be abated in full and shall not be payable by Tenant, subject to the terms of Section 22 hereof.

3.    ADDITIONAL RENT

In addition to paying the Base Rent specified in Section 2 hereof, Tenant shall pay as "Additional Rent" the amounts described in this Section 3 . Such Additional Rent paid by Tenant and other tenants in the Building shall reimburse Landlord for all expenses of owning, operating and maintaining the Land and the Building, except as expressly excluded below, and shall permit Landlord to receive the Base Rent as "net" rent. The Base Rent and the Additional Rent and all other amounts due under this Lease are herein collectively referred to as the "Rent." All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent is to be paid notwithstanding any abatement of Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent shall survive the expiration of the Term. For any Calendar Year which is not wholly included in the Term, Tenant shall be obligated to pay only a pro rata share of the Additional Rent for such Calendar Year, based on the number of days of the Term falling within such Calendar Year. Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease.

(a)    Certain Definitions . As used in this Lease, the terms:

(i)    "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

(ii)    "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature (determined for the applicable Calendar Year on an accrual basis) paid or incurred by Landlord or its managing agent in connection with the ownership, management, operation, maintenance and repair of the Land and Building, except the following:

A.    Taxes (as hereinafter defined);

B.    Costs of capital improvements to any tenant's premises;

C.    Principal or interest payments on loans secured by mortgages or trust deeds on the Building or Land or rent payable on any ground lease of the Land;

D.    Costs of capital improvements to the Building, except that Operating Expenses shall include (1) the costs of any capital improvement which is intended in Landlord's reasonable judgment (which judgment shall be based upon a study and analysis made by or on behalf of Landlord of the projected cost savings to be realized from making such capital improvement) to reduce any component of Operating Expenses and (2) the costs of any capital improvement which is made by Landlord to keep the Land or Building in compliance with all governmental rules and regulations applicable from time to time thereto(excluding such costs to comply with governmental rules and regulations in effect as of the date hereof), in each case as evenly amortized over the useful life of each such capital improvement with interest on the unamortized amount at the greater of (A) ten percent (10%) per annum or (B) four percent (4%) per annum above the "prime rate" or "corporate base rate" announced from time to time by a major Chicago bank selected by Landlord (the "Prime Rate") (but in no event at a rate which is more than the highest lawful rate allowable in the State of Illinois);

E.    Costs and expenses incurred in connection with leasing space in the Building, such as leasing commissions, tenant allowances, space planning fees and advertising and promotional expenses and legal fees for the preparation of leases;

F.    Costs of initial improvements to, or alterations of, space leased to any tenant;

G.    Depreciation or amortization of any improvements except as specifically set forth in this Lease;

H.    The cost of repairing or restoring any portion of the Building damaged by a hazard, to the extent Landlord has received insurance proceeds with respect to such damage (provided that the amount of any deductible paid by Landlord shall be included in Operating Expenses);

I.    The cost of repairs, alterations or replacements required as the result of the exercise of any right of eminent domain to the extent Landlord receives net condemnation proceeds in reimbursement of such costs, as the result of such exercise;

J.    Any late fees, fines, penalties and interest on past due amounts incurred by Landlord due to Landlord's violation of any applicable law, rule or regulation;

K.    Costs incurred for relocating tenants within the Building;

L.    Any other costs or expenses incurred by Landlord to the extent Landlord has actually collected funds in reimbursement of such costs and expenses (x) from any policies of insurance in effect and (y) from any other tenant (other than through such tenant's payment of its share of Operating Expenses or Taxes);

M.         Costs incurred for special or extraordinary services performed for other tenants of the Building which are not performed for Tenant;

N.     The costs of any service or utility (or level, amount or hours thereof) provided to any tenant or occupant in the Building in excess of that required by this Lease to be furnished by Landlord to Tenant free of separate or additional charge;

O.     Executive salaries and benefits above the grade of general manager, except for personnel, off-site or otherwise, to the extent such personnel perform services or functions related to the management, operation or maintenance of the Building, and whose services Landlord would otherwise contract for with a third party, and then only to the extent the cost of such personnel is allocated to the Building proportionately to the amount of time spent on the Building by such personnel;

P.     Landlord’s general corporate overhead and administrative expenses except if they are solely for the Building;

Q.    Costs for goods and services paid to any affiliate of Landlord which are in excess of the then prevailing market costs for such goods and services;

R.    Costs of services provided to, or other expenses incurred in connection with, any specialty facility such as an observatory, health or fitness center, broadcast facility, luncheon club, conference center, recreational club, cafeteria, restaurants, or day care facility and costs of any clerks, attendants or other persons in any commercial concessions operated by Landlord (but the cost of bus service to and from the train stations and the Building shall be included regardless of Tenant’s use thereof);

S.     Costs for the purchase of sculptures, paintings and other objects of art located within the Building or the plaza areas, (except for seasonal decorations such as Christmas decorations which shall be passed through as an Operating Expense), but Operating Expenses shall include costs incurred in maintaining and insuring such objects; and

(iii)    "Taxes" shall mean taxes levied, assessed, imposed, accruing or due and payable during the Term (or which Landlord is obligated to pay on behalf of any other person or entity having any interest in the Land or the Building in connection with the Land, the Building, the operation thereof or any rights or responsibilities related thereto. "Taxes" shall include without limitation: (a) real estate taxes and assessments, special or otherwise, levied, assessed, imposed, accruing or due and payable during the Term upon the Land or Building; (b) ad valorem taxes for any personal property owned or leased by Landlord and used exclusively in connection with operating or maintaining the Land or Building; (c) any tax, assessment, charge or fee which is imposed in substitution for, or in lieu of an increase in, such real estate taxes or ad valorem personal property taxes; (d) any income or franchise tax based on Landlord's income from the Land and Building which taxes such income in a different manner than income from sources other than the ownership and operation of income -producing real estate, which is substantively the functional equivalent of a tax on gross rents or leases, but is called by another name; or (e) a tax on gross rents or leases; or (f) a tax on the development of real estate or the construction or improvement of buildings or premises therein. Taxes shall also include, in the year paid, all fees for consultants and attorneys and all other costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or any current state or federal income taxes or any income taxes other than those described above. With respect to any Taxes which include assessments against income or property not related to the Land or Building, Taxes shall include only that portion of such Taxes which would be payable if the Land and Building and all rights related thereto were the only assets of Landlord. Taxes shall not include interest or penalties arising as a result of a late payment, except to the extent such late payment is due to the default of Tenant hereunder.

(b)    Expense Adjustment . Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Expense Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Operating Expenses plus Tenant's pro rata share of the special allocation of Variable Operating Expenses (as defined in Section 3(c)) incurred with respect to each Calendar Year or any portion thereof. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during that Calendar Year in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant. Following the close of each Calendar Year, Landlord shall compute the Expense Adjustment Amount for that Calendar Year based on the Operating Expenses (and any special allocation of Variable Operating Expenses) for that Calendar Year and shall deliver to Tenant a statement of the Expense Adjustment Amount plus a statement of all estimated installments paid by Tenant with respect to that Calendar Year. Tenant shall pay to Landlord any deficiency shown by the statement within thirty (30) days after Tenant receives the statement. If the installments paid exceed the amounts due, Landlord shall either credit the excess against Rent or any other payment next due to Landlord from Tenant hereunder or at Landlord's option, and if Tenant is not then in Default hereunder, refund the excess to Tenant. If Tenant is then in Default hereunder, Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payments of Rent coming due hereunder. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. Delay in computation of the Expense Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect the Expense Adjustment Amount. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained.

Tenant shall have the right to audit or cause to be audited by a firm of certified public accountants designated by Tenant, Landlord’s books and records in respect of Operating Expenses, the cost (including, without limitation, the charges of such accountants) of which shall be borne by Tenant unless it is demonstrated that Landlord has overstated Tenant’s Expense Adjustment Amount by more than five percent (5%), in which case Landlord shall bear the reasonable cost of the audit. Notwithstanding anything contained herein to the contrary, any audit by Tenant (or by Tenant’s accountants, but not by an independent consultant on a contingency fee basis) of Operating Expenses for any calendar year must occur during normal business hours upon at least two (2) weeks prior written notice; such audit must be commenced within the three (3) month period following Tenant’s receipt of Landlord’s statement of Operating Expenses and completed within the six (6) month period following Tenant’s receipt of Landlord’s statement of Operating Expenses. Any overpayment by Tenant, if Tenant is not then in Default hereunder, shall be credited against the next payment of Rent due to Landlord from Tenant hereunder and if such amount exceeds the next payment of Rent due Landlord from Tenant hereunder such excess shall be refunded to Tenant. If Tenant is then in Default hereunder, Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payment of Rent coming due hereunder. All information obtained by Tenant in connection with such audit shall be utilized by Tenant and its accountants and attorneys on a confidential basis and shall not be shared with other tenants in the Building or their representatives.

(c)    Allocation of Variable Operating Expenses . If at any time during the Term less than ninety-five percent (95%) of the then current office and retail space in the Building is occupied, at Landlord's option those components of Operating Expenses which vary with occupancy ("Variable Operating Expenses") shall be removed from general Operating Expenses and allocated to the portion of the office and retail space in the Building which is actually occupied and generating such components of Operating Expenses. This special allocation shall be made on a pro rata basis over the occupied office and retail space in the Building, based on both the comparative Rentable Areas of the Building which are occupied and the portion of the Calendar Year during which the portions of the Building were occupied. Examples of Variable Operating Expenses include, without limitation, janitorial services, electricity for overhead lighting and HVAC costs. Operating Expenses which do not vary with occupancy, such as public liability insurance and lobby maintenance will continue to be allocated on a pro rata basis over the office and retail space in the Building whether or not occupied and Tenant shall only be responsible for Tenant's Proportionate Share of those Operating Expenses.

(d)    Tax Adjustment . Tenant shall pay to Landlord or Landlord's agent as Additional Rent, an amount ("Tax Adjustment Amount") equal to Tenant's Proportionate Share of the amount of Taxes incurred with respect to each Calendar Year or any portion thereof. The Tax

           Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments during that Calendar Year in an amount reasonably estimated from time to time by Landlord and communicated by written notice to Tenant. If Taxes for any Calendar Year are payable in whole or in part before the end of that Calendar Year, Tenant shall, within thirty (30) days after the written request of Landlord, promptly pay Tenant's Proportionate Share of the payment as a special installment, after deducting installments previously paid by Tenant under this Section 3(d) for such Calendar Year. Following the final payment of Taxes for each Calendar Year, Landlord shall compute the Tax Adjustment Amount for that Calendar Year and deliver to Tenant a statement of the Tax Adjustment Amount plus a statement of all estimated installments paid by Tenant for that Calendar Year. Tenant shall pay to Landlord any deficiency shown by the statement within thirty (30) days after Tenant receives the statement. If the installments paid exceed the actual amount due, Landlord shall either credit the excess against Rent or any other payment next due to Landlord from Tenant hereunder or at Landlord's option, and if Tenant is not then in Default hereunder, refund the excess to Tenant. If Tenant is then in Default hereunder, Landlord shall apply the difference first to any delinquent Rent hereunder (including interest thereon) and then to the next succeeding payments of Rent coming due hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. The foregoing obligations of Landlord and Tenant shall survive the expiration of the Term. In determining the amount of Taxes for any Calendar Year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of the special assessment required to be paid during that year as if Landlord had elected to have the special assessment paid over the maximum period of time permitted by law. All references to Taxes "for" a particular year shall be deemed to refer to Taxes paid or payable for the year without regard to when such Taxes are levied or assessed. Delay in computing the Tax Adjustment Amount shall not be deemed a Default hereunder or a waiver of Landlord's right to collect the Tax Adjustment Amount.

(e)    Abatement of Expense Adjustment Amount and Tax Adjustment Amount . If Tenant has taken possession of the Premises for the purpose of carrying on its business therein and if Tenant is not in Default hereunder on the date any such installment is due, each of the first four (4) monthly installments of the Expense Adjustment Amount and Tax Adjustment Amount due hereunder with respect to the Expansion Space commencing on the Rent Commencement Date for the Expansion Space, and each of the first three (3) monthly installments of the Expense Adjustment Amount and Tax Adjustment Amount due hereunder with respect to the Existing Space commencing June 1, 2004, shall be abated in full and shall not be payable by Tenant, subject to the terms of Section 22 hereof.

4.    USE OF THE PREMISES

(a)    Reserved Areas . This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, the following areas in and about the Premises: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms (other than those installed for Tenant's exclusive use); elevator, pipe and other vertical shafts, flues and ducts; all areas above the acoustical ceiling and below the finished floor covering installed in the Premises; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights.

(b)    Permitted Use . Tenant shall use and occupy the Premises solely for the purposes set forth in the Schedule and for no other purpose.

(c)    Compliance with Laws . Tenant shall not use or permit the use of any part of the Premises for any purpose prohibited by law. Tenant shall, at its sole expense, comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition, use and occupancy of the Premises throughout the entire Term of this Lease. Without limitation of the foregoing, Tenant covenants and agrees not to bring into the Premises or to use, store, treat or dispose, or permit the use, storage, treatment or disposal, in the Premises of (i) any hazardous substance or regulated materials as defined under any present or future federal, state or local law, rule or regulation or (ii) any explosives or any flammable substances, including, but not limited to, gasoline, liquified petroleum gas, turpentine, kerosene and naphtha (the substances and materials referred to in clauses (i) and (ii) hereof are collectively referred to herein as "Hazardous Materials"), except for such materials customarily used in office operation (x) in such quantities which do not exceed any legal limits, and (y) used, stored, treated and disposed of in compliance with all applicable laws and regulations . To the extent Tenant discovers any Hazardous Materials in the Premises (not brought thereby Tenant or its contractors or their employees, subcontractors, servants, agents, suppliers, workers or invitees) during the course of Tenant's Work (as defined in Section 5(a) hereof), Landlord shall remove the same.

(d)    Environmental Disclosure . Tenant, from time to time, upon not less than ten (10) days prior written request by Landlord, will provide Landlord with such information in Tenant's possession which Landlord may reasonably request regarding Tenant's operations in the Premises (including, without limitation, whether or not such operations involve the generation, transportation, storage, treatment or disposal of Hazardous Materials) and shall reasonably cooperate with Landlord in the event Landlord is required to prepare any disclosure document or instrument pursuant to the provisions of any federal, state or local laws, rules or regulations.

    5.    POSSESSION

(a)    Possession of the Premises . Possession of the Expansion Space shall be tendered to Tenant by Landlord upon full execution of the Lease in its "as-is" condition. Tenant is in possession of the Existing Space. Tenant shall thereafter perform its obligations relating to the construction of the Premises described in the Tenant Work Letter attached as Exhibit B hereto and made a part hereof. Tenant's obligation to pay Rent as herein provided (but subject to the abatements set forth in Sections 2(b) and 3(e) hereof) shall commence on the Rent Commencement Date, even in the event the Tenant's Work (as defined in the Tenant Work Letter) shall not be completed.

(b)    The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease.

(c)    Under no circumstances shall the occurrence of any of the events described in this Section 5 be deemed to accelerate or defer the Termination Date.

(d)    If Tenant takes possession of any portion of the Premises for the purpose of performing Tenant's Work therein prior to the Rent Commencement Date, such possession shall be pursuant to all of the terms, covenants and conditions of this Lease, excluding the obligation to pay Base Rent and Additional Rent.

6.    SERVICES

(a)    List of Services . So long as Tenant is not in Default under any covenant or condition of this Lease, Landlord shall provide the following services on all days during the Term, except Saturdays, Sundays and holidays, unless otherwise stated:

(i)    Heating and air conditioning in the Premises on Monday through Friday (other than holidays), from 8 a.m. to 6 p.m. and on any Saturday which is not a holiday from 8 a.m. to 1 p.m. Landlord will operate the system of distribution ducts, supply registers and diffusers, return grilles and associated fixtures to provide in the Premises as currently partitioned, heating and air conditioning with capacity to provide following results during the business hours set forth above: which heating and air conditioning shall, with tolerances normal in first class office buildings, be capable of providing the following: (a) air conditioning which shall be capable of maintaining inside space conditions of seventy-seven degrees (77°) Fahrenheit dry bulb (with permitted variations of plus/minus three degrees (3°) Fahrenheit) when outside conditions are ninety-two degrees (92°) Fahrenheit dry bulb and seventy-five degrees (75°) Fahrenheit wet bulb and (b) heating which shall be capable of maintaining inside space conditions of not less than seventy-two degrees (72°) Fahrenheit (with permitted variations of plus/minus three degrees (3°) Fahrenheit) and fifty percent (50%) relative humidity when outside air temperatures are not less than zero degrees (0°) Fahrenheit. Tenant agrees that it may be required to lower and/or close the window blinds when the conditions merit, in order to mediate sunlight heat and radiant heat load. The foregoing is based upon occupancy density of not more than one (1) person per hundred (100) square feet of floor area, and a maximum electric lighting and office machine load of five (5) watts per square foot of floor area.

Tenant will pay for all heating and air conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord. The current rate for after hours HVAC is $_____ per hour. Landlord's obligations with respect to heating and air conditioning are subject to all governmental rules, regulations and guidelines applicable thereto. Wherever heat generating machines or equipment are used by Tenant in the Premises, which affect the temperature otherwise maintained by the air-cooling system, or where the configuration and placement of such equipment creates a per square foot heat load above what would be considered normal for office use, Landlord reserves the right to install supplementary air-conditioning units in the Premises and the expense of installation, operation and maintenance of any such supplementary units shall be paid by Tenant to Landlord as Additional Rent.

(ii)    Adequate electrical wiring and facilities to the Premises for standard building lighting fixtures and for Tenant's incidental uses, provided that: (a) the connected electrical load does not exceed an average of five (5) watts per square foot of rentable area within the Premises; (b) the electricity will be at a nominal one hundred twenty (120) volts and no electrical circuit will have a current capacity exceeding twenty (20) amperes with a load not exceeding sixteen (16) amperes; and (c) such electricity will be used only for lighting and equipment and accessories normal to office usage. Distribution within the Premises is at Tenant's expense, although Tenant may use any existing conduit system within the Premises. All electricity used in the Premises shall be supplied by the utility company serving the Building, as designated by Landlord, and separately metered by a meter or meters to be installed at Landlord's expense. Tenant agrees to pay for such electricity directly to the utility providing such electricity. Tenant agrees to purchase from Landlord or its agent all light fixtures and replacement of all lamps, tubes, ballasts and starters for lighting fixtures. If Tenant's requirements for electricity exceed those set forth above, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess use requirements at Tenant's expense by arrangement with Commonwealth Edison Company or another approved local utility.

(iii)    City water from the regular Building outlets for drinking, lavatory and toilet purposes. Upon execution by Landlord and Tenant of the "Condenser Water Addendum" attached hereto as Exhibit E , Landlord agrees to make available to Tenant supplemental condenser water as therein provided. If Landlord and Tenant have not executed the Condenser Water Addendum, then Landlord shall not have any obligation to provide Tenant with supplemental condenser water.

(iv)    Janitorial services as generally provided in first-class office buildings in downtown Chicago.

(v)    Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises, weather permitting, at intervals to be determined by Landlord.

(vi)    Adequate automatic passenger elevator service.

(vii)    Freight elevator services, Monday through Friday only, from 7:00 a.m. to 4:30 p.m., subject to reasonable scheduling by Landlord. The use of freight elevators shall be subject to reasonable regulations promulgated by Landlord from time to time.

(b)    Interruption of Services . Except for the limited abatement of Rent upon a fire or casualty described in Section 11 , Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water, at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control. Except in cases of emergency, Landlord shall give Tenant reasonable prior notice of any delay or diminution in any service and shall use reasonable efforts to minimize any inconvenience to Tenant where such delay or diminution is the result of Landlord's voluntary actions. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease . In the event such services are interrupted, and if (i) such interruption does not arise as a result of an act or omission of Tenant, (ii) such interruption does not arise as a result of a matter or condition affecting two or more city blocks, such as a city-wide power outage, (iii) as a result of such interruption, the Premises or any material portion thereof is rendered untenantable (meaning Tenant’s inability to use the Premises or such material portion thereof in the normal course of its business) and Tenant in fact so ceases to use the Premises or such material portion thereof for the normal conduct of its business, and (iv) such interruption continues for a period of three (3) or more consecutive business days, then the Rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises rendered untenantable and not being used by Tenant. The foregoing abatement of Rent shall become effective as of the day the Premises or such material portion thereof becomes untenantable and Tenant ceases to use such space for the normal conduct of its business.

(c)    Charges for Services . Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to hoisting services or after hours heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable within thirty (30) days after such billing. If Tenant shall fail to make payment for any such services within five (5) days following Landlord's written demand therefor (which demand shall be in addition to the original billing therefor), Landlord may, without further notice to Tenant, discontinue any or all of such additional services until Tenant pays all amounts due, and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

(d)    Energy/Natural Resources Conservation . Notwithstanding anything to the contrary in this Section 6 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be reasonably necessary for the conservation, recycling and/or preservation of energy and natural resources or energy or natural resource related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary . To the extent such policies, programs and measures are voluntary, Landlord shall use reasonable efforts to insure that they do not adversely impact Tenant's ability to conduct its business in the Premises.

(e)    Security . Landlord and Tenant recognize the existence of certain societal problems which, depending on the circumstances at the time, may necessitate the employment of certain security measures in the day-to-day operation of the Premises and Building. Tenant hereby agrees to the exercise by Landlord and its agents of such security measures, including but not limited to, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the denial of any access to the Building, and other similarly related actions that Landlord deems necessary to prevent any threat of property damage or bodily injury. Notwithstanding anything herein to the contrary, the exercise of such security measures by Landlord and the resulting interruption of service and/or cessation of Tenant's business, if any, shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages, or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

Tenant agrees to cooperate with Landlord in complying with the obligations set forth in the City of Chicago High Rise Building Emergency Procedures Ordinance (the "Ordinance") and any and all similar laws and ordinances and the rules and regulations promulgated pursuant thereto and Tenant agrees to make the necessary personnel of Tenant available to fulfill the "tenant" obligations under the aforesaid Ordinance, including, without limitation, those of the Fire Wardens and Emergency Evacuation Teams (as such terms are defined in the Ordinance).

7.    REPAIRS

(a)    Landlord shall, as part of Operating Expenses, keep the common areas of the Building (including, without limitation, all concourses, pedestrian passageways, elevator lobbies and restrooms), the roof, structural elements of the Building and those portions of the mechanical, electrical, plumbing, HVAC and other systems serving both the Premises and other areas of the Building in good order, repair and condition, including replacement or repair of all damaged or broken fixtures and appurtenances, at all times during the Term.

(b)    Except as provided in Section 7(a) above, Tenant will, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, subject to reasonable wear and tear, and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances included in the Premises, under the supervision and subject to the approval of the Landlord, and within any reasonable period of time specified by the Landlord. If Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof plus (x) all of Landlord's costs associated therewith (including, without limitation, all sums expended by Landlord for review of plans and specifications) and (y) a coordination fee equal to ten percent (10%) of the actual total cost of any such repair or replacement. Tenant shall pay such costs and fee within twenty (20) days after being billed therefor. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements, installations and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

8.    ADDITIONS AND ALTERATIONS

(a)    Except with respect to (i) the Work described in the Tenant Work Letter and (ii) minor painting, the moving of furniture or the hanging of wall coverings or artwork, Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, installations or additions to the Premises, which shall include, without limitation, installing telephone, computer or internal sound or paging systems or other similar systems or performing any other similar work in the Premises. Landlord's consent shall not be unreasonably withheld so long as such alterations, improvements, installations and additions are consistent with the permitted uses of the Premises set forth in the Schedule hereof and do not adversely affect the mechanical, electrical, plumbing, HVAC or structural components or common systems of the Building. If Landlord consents to any alterations, improvements, installations or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work and, following completion, "as-built" drawings showing the actual location of the alterations, improvements, installations and additions. The work necessary to make any alterations, improvements, installations or additions to the Premises, whether prior to or subsequent to the Commencement Date shall be done at Tenant's expense by contractors reasonably approved by Landlord in a good and workmanlike manner. Materials furnished shall be of a like quality to those in the Building. Tenant agrees that all improvements, installations, alterations or additions shall be performed so as not to cause or create any jurisdictional or other labor disputes, and in the event such disputes occur, Tenant shall immediately do whatever is necessary to resolve such disputes, at no expense to Landlord. Tenant shall promptly pay to Landlord or the Tenant's contractors, as the case may be, when due, the cost of all such work plus (x) all of Landlord's costs associated therewith (including, without limitation, all sums expended by Landlord for examination and approval of the architectural and mechanical plans and specifications) and (y) a coordination fee equal to five percent (5%) of the actual total cost of any such improvement, installation, alteration or addition. Tenant shall pay such costs and fee within twenty (20) days after being billed therefor.

(b)    All alterations, improvements, installations and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord is entitled to and does request their removal (in which case Tenant shall remove the same as provided in Section 16) , be relinquished to Landlord in good condition, ordinary wear and damage resulting from fire or other casualty excepted.

9.    COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or Premises or any improvement in the Premises (whether installed or paid for by Landlord or Tenant) with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises and, if any such lien attaches or a claim for a lien is asserted, Tenant covenants and agrees to cause it to be immediately released and removed of record; provided, however, that if such lien is being contested in good faith by Tenant by appropriate proceedings diligently pursued, Tenant shall not be in default hereunder if Tenant shall, in a manner subject to Landlord's prior written approval (which approval shall not be unreasonably withheld) cause such lien or claim of lien to be insured over by a title insurance company selected by Landlord (which title insurance shall, in any event, inure to the benefit of Landlord, Landlord's mortgagees and any potential purchasers of the Land or Building of which Tenant shall be notified), and provided that, in any event, such lien or claim of lien shall be released or removed within four (4) months of the date such lien first attached. If such lien is not promptly released and removed or insured over as aforesaid, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorney's fees) incurred by Landlord in connection with such lien.

Notwithstanding anything in this Lease to the contrary, Tenant covenants and agrees not to suffer or permit any equipment lien to attach to any of the fixtures or improvements in the Premises, whether installed and/or paid for by Landlord or Tenant.

10.    INSURANCE

(a)    Waiver of Subrogation . Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies. Landlord waives any and every claim against Tenant for any and all loss of or damage to the Building or the Premises or the contents thereof which would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Tenant waives any and every claim against Landlord for any and all loss of or damage to the Building or the Premises or the contents thereof which would have been covered had the insurance policies required to be maintained by Tenant by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

(b)    Coverage . Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant and Landlord (as their interest may appear) with terms, coverages and in companies reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(i)    Commercial General Liability Insurance naming Landlord, Landlord's management, leasing and development agents and any mortgagees designated by Landlord as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $5,000,000 for bodily injury and property damage per occurrence.

(ii)    Property Insurance covering the Work and all other Tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises, which insurance shall, with respect only to the Work and other Tenant improvements, name Landlord, and any mortgagees designated by Landlord as additional insureds as their interests may appear. Such insurance shall be written on an "all risks" of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $10,000.

(iii)    Workers' Compensation Insurance with statutory benefits and Employers Liability Insurance with the following amounts: Each Accident - $500,000; Disease Policy Limit - $500,000; Disease - Each Employee $500,000.

Tenant shall, prior to the commencement of the Term and on each anniversary of the Commencement Date, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord shall be deemed secondary thereto.

(c)    Avoid Action Increasing Rates . Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section 10 (c) and: (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following notice within the applicable cure period set forth in Section 22 hereof; or (ii) insurance premiums are increased and Tenant fails, following notice, to cease such use within the applicable cure period set forth in Section 22 hereof, then in each event such failure shall constitute a Default by Tenant hereunder and Landlord shall have all of its remedies as set forth in this Lease.

(d)    Insurance Maintained by Landlord . Landlord agrees to maintain fire and extended coverage insurance insuring the Building in amounts and coverages not less than those required by Landlord's mortgage holders from time to time.

     11.    FIRE OR CASUALTY

(a)    Section 7 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in Landlord's estimate the Premises cannot be restored within three hundred sixty-five (365) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within one hundred twenty (120) days after such fire or casualty and Tenant may elect in writing within sixty (60) days following the date of such notice from Landlord to terminate this Lease effective as of the date of Tenant's notice. If any such damage: (i) renders three (3) or more floors of the Building untenantable; or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord's reasonable estimate within three hundred sixty-five (365) days from the date of such damage, or (iii) occurs within the last two (2) Lease Years, Landlord shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the Tenant at any time within one hundred twenty (120) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

(b)    Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 11 to repair or restore any portion of the Work or any other alterations, additions, installations or improvements in the Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other or additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant's sole cost and expense subject to all of the provisions of Sections 7 and 8 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to Tenant's Work or any other alterations, additions, installations, improvements or decorations which would become Landlord's property upon the termination of this Lease.

12.    WAIVER OF CLAIMS - INDEMNIFICATION

To the extent not prohibited by law and subject to the waiver of subrogation contained in Section 10(a) , Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and, except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof, except to the extent caused by Landlord's gross negligence. Without limiting any other provisions hereof, but subject to the provisions of Section 10(a) hereof, except for liability caused by the negligence or willful acts of Landlord or its agents, partners, affiliates, officers, servants, employees or contractors, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its partners, affiliates, officers, agents, servants and employees from and against all liability to third parties arising out of the use of the Premises or the acts or omissions of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees.

Except for liability caused by the negligence or willful acts or omissions of Tenant or Tenant's partners, affiliates, officers, agents, servants or employees and subject to Section 10(a) hereof, Landlord agrees to defend, protect, indemnify and save harmless Tenant and its partners, shareholders, directors, affiliates, officers, agents, servants, contractors and employees from and against all liability to third parties arising out of negligent acts or omissions of Landlord or its servants, agents, employees, contractors, suppliers, workers or invitees.

13.    NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of either Landlord or Tenant to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

14.    CONDEMNATION

If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building or the Premises) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole discretion, to cancel this Lease upon not less than sixty (60) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation. Notwithstanding the foregoing, Tenant may pursue a separate award to recover the cost of Tenant's moving expenses and improvements to the Premises paid for by Tenant and the loss of any trade fixtures or personal property, provided that such separate award shall not reduce the award or judgment recoverable by Landlord.

15.    ASSIGNMENT AND SUBLETTING

(a)    Subject to any provisions of this Section 15 to the contrary, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; (iv) advertise as available for sublet or assignment all or any portion of the Premises; or (v) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. Notwithstanding anything contained herein to the contrary, Landlord shall not be deemed to have acted unreasonably in its election not to consent to any such action on the part of Tenant because (aa) a Default shall have occurred and be continuing under this Lease or Tenant shall otherwise be in default in the performance of the terms, covenants or conditions contained in this Lease; (bb) the proposed assignee or sublessee (the "Proposed Tenant") shall be an existing tenant or occupant of the Building or of the building located at 225 North Michigan Avenue, Chicago, Illinois (the "225 Building"); (cc) such assignment or subletting shall cause Landlord to be in breach of any "exclusive use" or similar provision contained in any other lease for space in the Building (provided that such provision shall not be in conflict with the use provision set forth in the Schedule) ; (dd) in the reasonable judgment of Landlord, the Proposed Tenant is of a character or is engaged in a business which would be deleterious to the reputation of the Building, or the Proposed Tenant is not sufficiently financially responsible to perform its obligations under any such assignment or sublease, or the Proposed Tenant or any of its partners, members, shareholders, employees or affiliates, or the business conducted by any of them, could pose a security risk for the Building and/or its occupants; (ee) the portion of the Premises which Tenant proposes to sublease, including the means of ingress and egress thereto and the proposed use thereof, and the remaining portion of the Premises will violate any city, state or federal law, ordinance or regulation; (ff) the Proposed Tenant is a government agency (or any subdivision thereof); (gg) the Proposed Tenant is a party with whom Landlord is in active negotiations or in lease for space in the Building or with whom Landlord has a proposal outstanding in the Building or with whom the landlord of the 225 Building is in active negotiations or in lease for space in such building or with whom such landlord has a proposal outstanding in the 225 Building, provided, however, that the foregoing are merely examples of the reasons for which Landlord may reasonably not consent to any such actions by Tenant and shall not be deemed exclusive of any reason for reasonably making such election, whether similar or dissimilar to the foregoing examples. The term "sublease" and all words derived therefrom, as used in this Section 15 shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the Tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent Tenant from any covenant or obligation under this Lease, and Tenant further expressly acknowledges and agrees that any renewal rights, expansion rights, reduction rights, rights of first offer, termination rights or limitations on Taxes or Operating Expenses shall be deemed personal to the original Tenant and shall not inure to the benefit of any assignee other than a Permitted Assignee), subtenant or transferee taking from the original Tenant. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder insofar as such waivers and indemnities relate to the affected space. Without limiting the foregoing, Tenant agrees to indemnify, defend and hold Landlord and its employees, agents, their officers and partners harmless from and against any claims made by any broker or finder for a commission or fee in connection with any subleasing or assignment by Tenant or any subtenant or assignee of Tenant.

(b)    If Tenant desires the consent of Landlord to an assignment or subletting or in the event Tenant desires to assign or sublet the Premises to Permitted Assignees (as hereinafter defined) where Landlord's consent is not required pursuant to Section 15(f) below, Tenant shall submit to Landlord a written notice which includes:

(i)    Copies of the final executed documentation related to the proposed sublease or assignment; and

(ii)    Sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee or subtenant.

Landlord agrees to notify Tenant as to whether Landlord consents to such assignment or sublease within thirty (30) business days after receipt by Landlord of all documents required pursuant to (i) and (ii) above.

(c)    In addition to withholding its consent Landlord shall have the right to terminate this Lease in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises or to terminate this Lease as to that portion of the Premises which Tenant seeks to sublet, if Tenant seeks to sublease less than the entire Premises. Landlord may exercise such right to terminate by giving written notice to Tenant at any time on or before the date by which Landlord is required to consent or object to such assignment or sublease. If Landlord exercises its right to terminate, the Lease or portion thereof shall be deemed terminated effective as of, and Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises, on the later of: (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

(d)    If Landlord consents to any assignment of this Lease or a sublease of the Premises, as a condition of Landlord's consent, Tenant shall pay to Landlord any reasonable attorneys’ fees and expenses incurred by Landlord in connection with such assignment or sublease plus fifty percent (50%) of all Sublease Profits (as defined below) derived by Tenant from such assignment or sublease. "Sublease Profits" shall mean the entire excess (after deducting all reasonable costs of subletting) of revenues generated by the assignment of this Lease or the subleasing of the Premises over the Rent applicable thereto. All such revenues shall be applied first to reimbursement of such costs of subletting or assigning until they are paid in full. Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant, setting forth in detail the computation of Sublease Profits, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other non-cash considerations in such form as is reasonably satisfactory to Landlord. Such percentage of Sublease Profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other time as Tenant shall realize Sublease Profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction in which other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be a reasonable allocation of the total value received minus a reasonable allocation of the total expenses incurred in connection with such transaction.

(e)    If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning directly or indirectly a controlling interest in Tenant shall be deemed an assignment of this Lease and subject to the provisions of this Section 15 . If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a direct or indirect controlling interest in the capital stock of Tenant, in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section 15 . Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

(f)    Notwithstanding anything contained in this Section 15 to the contrary, Tenant shall have the right, upon prior written notice to Landlord but without Landlord's consent, to assign or sublet all of the Premises to Permitted Assignees (as hereinafter defined), provided that such assignment or subletting shall not relieve Tenant of its primary responsibility for the performance of all obligations of Tenant hereunder, and in the event of an assignment to a Permitted Assignee, such Permitted Assignee assumes, pursuant to an agreement in form and substance reasonably satisfactory to Landlord, the obligations of Tenant hereunder and in the event of a sublet, such sublet is governed by a form of sublease reasonably approved in advance by Landlord. As used herein, a "Permitted Assignee" shall mean (i) any entity owned or controlled by Tenant, (ii) any entity of which Tenant is a subsidiary (on any level), (iii) any entity which is under common ownership or control with Tenant, (iv) any entity into which Tenant is merged or consolidated or which consolidates into Tenant, or (v) any entity which acquires all or substantially all of the asset or stock of Tenant, provided in each case that Landlord is reasonably satisfied with the business reputation and financial condition of such entity, it being understood that if such entity has a net worth at least equal to that of Tenant on the date hereof, the financial condition of such entity shall be deemed satisfactory to Landlord. At least ten (10) business days prior to the effective date of such assignment or sublease, Tenant agrees to deliver to Landlord documentation evidencing that Landlord does not have the right to consent to such transaction pursuant to this Section 15(f) . Further, Tenant agrees to deliver to Landlord, within ten (10) business days prior to the effective date of such assignment or sublease, fully executed copies of the documents effectuating such assignment or sublease.

16.    SURRENDER OF POSSESSION

Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and damage resulting from fire or other casualty excepted. Any interest of Tenant in the alterations, improvements, installations and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements, installations and additions shall be relinquished to Landlord in good condition, ordinary wear excepted. Prior to the termination of the Term or of Tenant's right of possession Tenant shall remove its office furniture, trade fixtures, office equipment and all other items of Tenant's movable property on the Premises. Unless requested to do so by Landlord, Tenant shall not have any right to remove, any alterations, improvements, installations or additions, which shall include built-in furniture or shelves and all other attached items, excluding trade fixtures and computer equipment racks. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant fails or refuses to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to

Landlord without any cost either by set-off, credit, allowance or otherwise, and at its option Landlord may: (i) accept the title to the property; (ii) or at Tenant's expense remove the property or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal; and store, destroy or otherwise dispose of the property without incurring liability to Tenant or any other person. Landlord expressly acknowledges and agrees that nothing contained in this Lease to the contrary shall require Tenant to remove any improvements or additions installed by or on behalf of Tenant pursuant to the Tenant Work Letter or any alterations performed by Tenant pursuant to Section 8 above (unless at the time Landlord shall approve the installation of such alterations, Landlord shall have notified Tenant in writing that such removal would be required at the expiration of the Term) or otherwise require Tenant to bring the Premises back to "raw space".

17.    HOLDING OVER

During each month or portion thereof for which Tenant shall retain possession of the Premises or any portion thereof after the expiration or termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall pay to Landlord an amount as Rent per month at the rate equal to 200% of the Base Rent and 200% of the Additional Rent payable by Tenant per month for the last month of the Term for all of the Premises (regardless of whether Tenant retains possession of all or only a portion of the Premises) for each month or portion thereof Tenant so retains possession of all or any portion of the Premises; provided, however, that during the first month, rather than paying 200% as stated aforesaid, Tenant shall pay an amount as Rent per month at the rate equal to 150% of the Base Rent and 150% of the Additional Rent payable by Tenant per month based upon the last month of the Term for all of the Premises (regardless of whether Tenant retains possession of all or only a portion of the Premises) for each month or portion thereof Tenant retains possession of all or a portion of the Premises. In addition to the foregoing, Tenant shall also pay Landlord for all damages sustained by Landlord on account any such holding over the provisions of this Section 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

18.    ESTOPPEL CERTIFICATE

Tenant agrees, that, from time to time upon not less than ten (10) days prior request by Landlord, Tenant, or Tenant's duly authorized representative having knowledge of the following facts, will deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as are set forth on the form of estoppel certificate attached hereto as Exhibit D and made a part hereof, or as may be reasonably requested by Landlord, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees, or any prospective assignee of any Mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land and/or Building. Tenant shall execute and deliver whatever instruments may be required for such purposes within ten (10) days following Landlord's request therefor.

19.    OBLIGATIONS TO MORTGAGEES

(a)    Subordination . This Lease is subject and subordinate to all present and future ground or underlying leases of the Land and/or improvement leases of the Building and to the lien of any mortgages or trust deeds now and hereafter in force against the Land or Building and to all renewals, extensions, modifications, consolidation and replacements thereof. At Landlord's request (and after consent from any prior mortgagee or lessor if Tenant has agreed not to so subordinate without such consent), Tenant shall execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence, confirm or effectuate such subordination of this Lease thereto or, if requested, to make Tenant's interest in this Lease superior thereto. If any mortgage shall be foreclosed or property encumbered thereby is transferred in lieu of foreclosure, or if any such future ground or improvements lease or underlying lease is terminated: (i) the liability of the mortgagee, trustee, transferee, purchaser at such foreclosure sale or ground lessor or improvements lessor and the liability of a subsequent owner (all of the foregoing parties are collectively referred to as "Mortgagee") shall exist only with respect to the period during which the Mortgagee is the owner of the Land or Building and the Mortgagee shall be released from any further liability upon its transfer of ownership; and (ii) the Mortgagee shall not have any liability whatsoever for the acts of the Landlord prior to any such transfer nor any liability for any deposits made by Tenant hereunder unless Mortgagee has received such deposits; and (iii) Tenant hereby agrees to attorn to and recognize as Landlord, Mortgagee and, upon request of the Mortgagee, will execute such instruments as may be required by said Mortgagee.

(b)    Notice to Landlord and Mortgagee . If any act or omission by Landlord would give Tenant the right to damages from Landlord or any rights with respect to this Lease, Tenant will not sue for such damages or exercise any such rights until (i) it shall have given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises or of any ground or underlying lease, if the name and address of such holder(s) have been furnished to Tenant; and (ii) a reasonable period of time (in light both of the time required to cure the act or omission and the effect of the act or omission on Tenant's business operations in the Premises) to cure the act or omission has elapsed following the giving of the notice, during which time Landlord and such holder(s), or either of them, their agents or employees, will be entitled to enter upon the Premises and do therein whatever may be necessary to cure the act or omission.

20.    CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant (but subject to maintaining access to the Premises as described in subparagraph (iii) below), and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

(i)    To change the name or street address of the Building.

(ii)    To install, affix and maintain any and all signs on the exterior or interior of the Building so long as the same do not materially affect Tenant's access to light or views.

(iii)    To decorate or to make repairs, alterations, additions, installations or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises with reasonable notice to Tenant (other than in an emergency), and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable by Tenant.

(iv)    To furnish door keys, magnetic cards or electronic access systems for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys or access cards to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional keys and access cards as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault, excluding gross negligence or willful misconduct of Landlord or its agents. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys and access cards to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(v)    To designate and approve all window coverings used in the Building, including, without limitation, solar window coverings.

(vi)    To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Tenant shall not install or operate machinery or any mechanical devices of any nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

(vii)    To establish reasonable controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours.

(viii)    To regulate in a reasonable manner delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

(ix)    To show the Premises to prospective tenants, lien holders and purchasers at reasonable times upon twenty-four hours notice.

(x)    To enter the Premises at any reasonable time to inspect the Premises upon twenty-four hours notice (except in the event of an emergency).

(xi)    To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable, and that the services contracted for are similar to those provided in other buildings in downtown Chicago.

21.    RULES AND REGULATIONS

Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit C and made a part hereof. Landlord shall have the right from time to time to prescribe additional rules and regulations for general application to all office tenants which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all of the rules and regulations; provided, however, that the rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant . Landlord agrees to use reasonable efforts to enforce the rules and regulations in a non-discriminatory manner. To the extent of any inconsistency between the rules and regulations and this Lease, this Lease shall control.

22.    DEFAULT AND LANDLORD’S REMEDIES

(a)    Default . Any one or more of the following events shall be a default ("Default") under this Lease: (i) If Tenant does not pay the Rent or any installment thereof or does not pay any other sum (other than replacement of the Letter of Credit which is governed by clause (x) below) required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord (or Landlord's predecessors in title) and Tenant and such default shall continue for five (5) days after written notice to Tenant; or (ii) if Tenant fails to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for fifteen (15) days after written notice to Tenant, provided, however, if such default does not involve a hazardous condition and is susceptible to cure but cannot, by the use of reasonable efforts, be cured within fifteen (15) days, Landlord shall not exercise any of its remedies hereunder if and so long as (a) Tenant shall have commenced to cure such default within fifteen (15) days and (b) Tenant shall thereafter continuously and diligently proceed to cure such default in a manner reasonably satisfactory to Landlord, and (c) such default shall be cured within sixty (60) days of such notice to Tenant; or (iii) if a default is made in the performance by Tenant of any covenant of this Lease which involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant; or (iv) if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or (v) if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant; or (vi) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof; or (vii) if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or (viii) if Tenant shall make an assignment for the benefit of creditors; or (ix) if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature; or (x) if Tenant fails to replace the Letter of Credit as provided in Section 29 hereof.

(b)    Landlord's Remedies . If a Default occurs, Landlord may, at its sole option, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein (provided that Landlord shall use such efforts as are required by law to mitigate any damages resulting from such Default):

(i)    Terminate this Lease and the Term created hereby and immediately, repossess the Premises. If Landlord does terminate this Lease and repossess the Premises, Landlord shall be entitled to immediately recover, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages a sum of money equal to the greater of: (1) the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term (disregarding any unexpired period of initial Rent abatement) over the present value of the anticipated fair market rent for the Premises (computed based upon the yield on U.S. Treasury obligations having a maturity closest to the Termination Date) that could be achieved for said period, after deduction of all anticipated expenses of reletting, including, without limitation, all allowances, abatements, construction costs, brokerage commissions and tenant concessions likely to be required under then-existing market conditions; or (2) the unamortized portion of any rent abatements, allowances, construction costs, brokerage commissions and other costs incurred by Landlord in connection with this Lease, as amortized on a straight-line basis with interest on the unamortized amount at twelve percent (12%) per annum over the initial Term during which Base Rent is payable. Should the present value of the anticipated fair market rent for the Premises, after deduction of all anticipated expenses of reletting, that could be achieved for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

(ii)    Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease. If Landlord terminates Tenant's right of possession without terminating this Lease, Landlord shall take reasonable measures to the extent required by law, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. Reasonable measures shall not obligate Landlord to show the Premises before showing other space in the Building to a prospective tenant. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises and to relet the Premises at such rental rate (which may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages the amount of the Rent reserved in this Lease for the balance of the Term as due hereunder. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other tenant concessions required under then-existing market conditions), to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 22 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(c)    Jury Trial Waiver . Tenant hereby waives its rights to a trial by jury in any action or proceeding based upon or related to the subject matter of this Lease and the business relationship that is being established. This waiver is knowingly, intentionally and voluntarily made by Tenant and Tenant acknowledges neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to include this waiver of trial by jury or has taken any actions which in any way modify or nullify its effect. Tenant acknowledges that this waiver is a material inducement to enter into this Lease and that Landlord has already relied on this waiver in entering into this Lease and that Landlord will continue to rely on this waiver in its future dealings with Tenant. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel.

23.    EXPENSES OF ENFORCEMENT

The prevailing party shall be entitled to receive from the other party hereto upon demand all reasonable costs, charges and expenses including the reasonable fees and out-of-pocket expenses of counsel (including in-house attorneys), agents and others retained by the prevailing party incurred in enforcing the obligations hereunder against the other party hereto.

24.    COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

25.    REAL ESTATE BROKER

Each party represents that it has dealt with (and only with) the Broker(s) specified in Item 10 of the Schedule as broker in connection with this Lease, and that insofar as such party knows, no other brokers negotiated this Lease or are entitled to any commissions in connection therewith. Each party agrees to indemnify, defend and hold the other and its employees, agents, their officers and partners, harmless from and against any claims resulting from a breach of the foregoing representation.

26.    MISCELLANEOUS

(a)    Rights Cumulative . All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

(b)    Interest . All payments becoming due under this Lease and remaining unpaid when due shall bear interest until paid at the greater of (i) twelve percent (12%) per annum or (ii) four percent (4%) per annum above the Prime Rate (as such term is defined in Section 3(a)(ii)D hereof).

(c)    Terms . The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. Tenant acknowledges that "Rentable Area" as used in this Lease includes a portion of the common and service areas of the Building. Landlord makes no representation or warranty as to the rentable or usable square footage of the Premises, and Tenant agrees that Landlord's determination of the Rentable Area of the Premises and Tenant's Proportionate Share shall be conclusive and binding upon Tenant absent manifest error.

(d)    Binding Effect . Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Section 15 hereof.

(e)    Lease Contains All Terms . All of the representations and obligations of Landlord and Tenant are contained herein and in the Work Letter and other Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant unless in writing signed by such party or by a duly authorized agent of such party empowered by a written authority signed by such party.

(f)    Delivery for Examination . Submission of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

(g)    No Air Rights . No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

(h)    Modification of Lease . If (i) any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, or (ii) the fee owner of the Land requires, as a condition to entering into a ground lease with Landlord or a lease of the entire Building with Landlord, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

(i)    Transfer of Landlord's Interest . Tenant agrees that Landlord has the right to transfer its interest in the Land and Building and in this Lease. If such a transfer occurs, Landlord shall automatically be released from all liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of such transfer. Tenant further acknowledges that the Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

(j)    Landlord's Title . Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the estate or title of Landlord.

(k)    Prohibition Against Recording . Neither this Lease, nor the Subordination, Non-Disturbance and Attornment Agreement, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

(l)    Captions . The captions of Sections, Subsections, Paragraphs and Subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Sections, Subsections, Paragraphs or Subparagraphs.

(m)    Covenants and Conditions . All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions," if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

(n)    Only Landlord/Tenant Relationship . Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

(o)    Application of Payments . Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

(p)    Definition of Landlord . All indemnities of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of (i) Landlord's beneficiaries if Landlord is a trust, (ii) Landlord's partners if Landlord is a partnership, (iii) Landlord's shareholders, members, officers and directors if Landlord is a corporation or limited liability company, (iv) any current or future mortgagees of the Land and/or Building, (v) the successors and assigns of any of the foregoing, and (vi) the respective beneficiaries, shareholders, members, directors, officers, partners, agents, employees, managers and affiliates of any persons mentioned in clauses (i) through (v) above.

(q)    Time of Essence . Time is of the essence of this Lease and each of its provisions.

(r)    Governing Law . Interpretation of this Lease shall be governed by the laws of the State of Illinois.

(s)    Partial Invalidity . If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

(t)    Substitution of Other Premises . Landlord may substitute for the Premises other premises in the Building (herein referred to as the "New Premises") provided that: (i) the New Premises shall have approximately the same Rentable Area as the Premises; and (ii) the New Premises shall be usable for Tenant's purpose. Landlord shall improve the New Premises, at its expense, to substantially the same condition as the Premises and pay all reasonable costs incurred by Tenant in relocating to the New Premises . The Base Rent per square foot for the New Premises shall be at the same per square foot rates set forth in Schedule 1, but in no event shall the Monthly Base Rent exceed the Monthly Base Rent set forth in Schedule 1 and Tenant's Proportionate Share shall be adjusted to reflect the square footage of the New Premises, but in no event shall it exceed Tenant's Proportionate Share for the Premises.

27.    NOTICES

(a)    All notices to be given under this Lease shall be in writing and delivered either (i) personally upon an officer of Landlord or Tenant, as the case may be, or (ii) by depositing such notice in the United States mail, certified or registered mail with return receipt requested, postage prepaid, or (iii) via reputable overnight air courier service (such as Federal Express or Airborne) and in every case addressed as set forth in the Schedule or if no address for Tenant is inserted in the Schedule , addressed to Tenant at Tenant's present address.

(b)    Notice via personal service shall be deemed to have been given when actually delivered. Notice given by certified or registered mail shall be deemed to have been given on the second business day after the date that the notice is deposited into the mail postage prepaid. Notice given via air courier shall be deemed given one (1) business day after it is accepted by said courier for next day delivery.

(c)    Either Landlord or Tenant may change the location at which it receives notices to another location within the United States of America upon not less than ten (10) days notice to the other pursuant to this Section 27 .

28.    LIMITATION OF LIABILITY

Tenant, and any person claiming an interest in the Premises through or under Tenant, each agree to look solely to the interests of Landlord from time to time in the Land and Building, and no judgments against such persons may be satisfied out of any other assets. In no event shall Landlord (or any of their respective officers, directors, agents, advisors, managers, shareholders, members, partners, beneficiaries, affiliates or successors and assigns) ever have any personal liability for any covenant, agreement, obligation, warranty, representation, indemnity or undertaking under this Lease or otherwise or be answerable or liable in any equitable, judicial or administrative proceeding or order.

29.    LETTER OF CREDIT

(a)    Landlord's obligations and Tenant's rights hereunder are expressly conditioned upon Tenant depositing, concurrently with Tenant's execution hereof, as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder, the Letter of Credit (as defined in subparagraph (b) below).

(b)    The term "Letter of Credit" as used herein shall mean an irrevocable, unconditional letter of credit, in form and substance acceptable to Landlord in Landlord's sole judgment, initially expiring no earlier than July 31, 2004 in the amount of $7,030.48 issued by a national bank acceptable to Landlord, in Landlord's sole judgment, which Letter of Credit (i) shall be payable to Landlord upon demand made pursuant to presentation of an unconditional sight draft without accompanying certificate and (ii) shall be renewed as hereafter provided in subparagraph (d) below.

(c)    If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Letter of Credit for the payment of: (i) any Rent or other sums of money which Tenant may not have paid when due; (ii) any sum expended by Landlord on behalf of Tenant in accordance with the provisions of this Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of a Default by Tenant, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Section 22 hereof. The use, application or retention of the Letter of Credit by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Letter of Credit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Letter of Credit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to reinstate the Letter of Credit in an amount equal to $7,030.48.

(d)    No later than thirty (30) days prior to the expiration of any Letter of Credit then deposited hereunder, Tenant shall deliver to

            Landlord a new Letter of Credit expiring not earlier than one (1) year from the expiration of the prior Letter of Credit and meeting all of the other requirements set forth herein or an amendment to the existing Letter of Credit extending the maturity date thereof for one (1) year. In the event Tenant fails to timely provide such substitute Letter of Credit or amendment to the existing Letter of Credit, Landlord shall be entitled to draw the full amount of the existing Letter of Credit.

(e)    If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Letter of Credit, or any balance thereof, shall be returned to Tenant after the expiration of the Term or upon any later date after which Tenant has vacated the Premises, and following the payment by Tenant of any deficiency owed by Tenant with respect to the Expense Adjustment Amount or the Tax Adjustment Amount for the final Lease Year hereof following the reconciliation thereof in accordance with Sections 3(b) and 3(d) hereof. Upon the return of the Letter of Credit, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Section 29 or otherwise with respect to the Letter of Credit.

(f)    Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Land and the Building and in this Lease and Tenant agrees that if such a transfer or mortgage occurs, Landlord shall have the right to transfer or assign the Letter of Credit to the transferee or mortgagee. The Letter of Credit must provide that it is assignable by Landlord to such transferee or mortgagee at no cost to Landlord or such transferee or mortgagee. Upon such transfer or assignment, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Letter of Credit and Tenant shall look solely to such transferee or mortgagee for the return of the Letter of Credit.

30.    TENANT’S OPTION TO RENEW

The Tenant is hereby granted one (1) three (3) year option to renew the Lease ("Renewal Option"). If the Tenant desires to exercise the Renewal Option, it shall so notify the Landlord, in writing, not later than the first day of the ninth (9) month prior to the then current expiration date of the Term. Such notice shall only be effective if delivered at a time when the Tenant is not in Default hereunder or otherwise in default in the performance of any of its obligations under the terms and provisions of this Lease. Within thirty (30) days following its receipt of Tenant's notice of its desire to exercise the Renewal Option, given at the time and in the manner provided above, Landlord shall prepare and transmit to Tenant an appropriate amendment to this Lease extending the Term for three (3) years ("Extended Term") and specifying (i) the Base Rent for such extension, which shall be the base rental rate then being offered and accepted by Landlord to other tenants of comparable size and location renewing leases in the Building, including concessions for rent abatement and tenant improvement allowances, all as reasonably determined by Landlord and evidenced by recent transactions which shall be disclosed to Tenant ("Market Rent") and (ii) that all other terms and conditions during the Extended Term are the same as those during the Term, except for any expansion rights, reduction rights or limitations on taxes and operating expenses. In the event the Tenant shall fail for any reason to execute and deliver the lease amendment within twenty (20) business days of Tenant's receipt of the same, or if Tenant shall be in Default hereunder or otherwise in default in the performance of any of its obligations under the terms and provisions of this Lease at the commencement date of any Extended Term, then in either such event, at Landlord's option, Tenant's purported exercise of its Renewal Option shall be of no force or effect and the Renewal Option shall become null and void.

IN WITNESS WHEREOF , the parties have executed this Lease as of the day and year first above written.

LANDLORD:

BTS OWNERS LLC, a Delaware limited liability company

By:    BTS Managers LLC, its Member

By:   LB BTS I Inc., its Managing Member

                                                                                                  By:  __/s/_____________
                                                                                                  Name: _______________
                                                                                                  Its:  _________________

TENANT:

TALK AMERICA INC.,
a Pennsylvania corporation

By:   /s/ Aloysius T. Lawn IV

Its:   EVP - General Counsel

EXHIBIT A

FLOOR PLAN OF PREMISES

EXHIBIT B

TENANT WORK LETTER

This is the Tenant Work Letter referred to in the Lease of even date herewith (the "Lease") wherein TALK AMERICA INC., a Pennsylvania corporation ("Tenant"), has agreed to lease certain space from BTS OWNERS LLC, a Delaware limited liability company ("Landlord"), at 205 North Michigan Avenue, Chicago, Illinois. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Lease.

1.    Tenant's Work

(a)    Tenant shall provide the construction material, hardware and equipment and the labor to construct and install the improvements to the Premises described in the Plans (as that term is hereinafter described). The material, hardware and equipment as incorporated into the Premises pursuant to the Plans are herein collectively referred to as the "Tenant's Work". Subject to the provisions of this Work Letter, Tenant shall proceed diligently to cause the Tenant's Work approved by Landlord to be completed in accordance with the terms and conditions of the Lease and this Work Letter. Notwithstanding anything contained herein to the contrary, Tenant's Work in all events shall include the material, hardware and equipment described on, and Tenant shall otherwise comply with, the Landlord's Construction Guidelines, Rules and Regulations.

(b)    Tenant agrees to cause its interior space planner (the "Interior Space Planner") to deliver to Landlord preliminary space plans for the Premises, which preliminary space plans shall include the following information: (1) partition layout; (2) door layout; (3) identification of ceiling types; (4) identification of flooring types; (5) identification of proposed room types and uses; (6) identification of all special floor loading areas and above standard furniture and equipment (files, safes, etc.), along with applicable structural loading information to determine if any structural reinforcing is required; and (7) general information in the form of outline specifications for all proposed millwork, electrical, mechanical, fire protection, communication technology systems and plumbing requirements. Such preliminary space plans are herein referred to as the "Preliminary Space Plans". The Preliminary Space Plans are subject to Landlord's review and approval. Upon receipt of a complete set of the Preliminary Space Plans Landlord will review the same and shall submit written comments to Tenant within ten (10) business days. Tenant shall cause the Preliminary Space Plans to be revised to incorporate Landlord's comments.

(c)    Tenant shall deliver to Landlord architectural design development plans and specifications (the "Architectural Design Plans") and mechanical/ electrical/ fire protection/ plumbing and communications technology design plans and specifications (herein referred to as the

           "MEP/CT Engineering Plans") for the Work to be performed in the Premises. Such plans and specifications shall include the following: (1) all of Landlord's comments to the Preliminary Space Plans; (2) demolition plans; (3) partition plans; (4) reflected ceiling plans; (5) flooring plans; (6) electrical and telephone outlet plans; (7) furniture plans; (8) floor loading plans indicating any special floor loading areas, specific weights for concentrated loads in sufficient detail to allow for structural engineering; (9) computer equipment and support area plans; (10) special area plans (i.e., kitchens, A/V, washrooms, etc.); (11) door, frame and hardware schedules; (12) wall finish plans; (13) elevations, details and sections as required; and (14) specific critical information required to sufficiently engineer the aforesaid Premises. The Architectural Design Plans and MEP/CT Engineering Plans shall be subject to Landlord's prior written approval. Landlord shall either approve or disapprove the Architectural Design Plans and MEP/CT Engineering Plans in writing within ten (10) business days of receipt by Landlord of a complete set thereof. If Landlord does not approve the same, Landlord shall advise Tenant in writing generally of the changes required in such Architectural Design Plans and MEP/CT Engineering Plans so that they will meet with Landlord's approval. Tenant shall cause the Interior Space Planner to revise the Architectural Design Plans and MEP/CT Engineering Plans pursuant to Landlord's comments and to deliver to Landlord, within ten (10) days after receipt by Tenant of such comments, revised Architectural Design Plans and MEP/CT Engineering Plans noting the changes for Landlord's approval. Landlord shall continue to comment on such Architectural Design Plans and MEP/CT Engineering Plans and Tenant shall continue to revise said Architectural Design Plans and MEP/CT Engineering Plans within ten (10) days of receipt of comments from Landlord until such Architectural Design Plans and MEP/CT Engineering Plans are approved by Landlord. Notwithstanding anything herein to the contrary, if Tenant elects to use the services of an architect other than Fujikawa Johnson, or structural engineer other than Alfred Benesch or a mechanical/electrical engineer other than Cosentini Associates, Landlord requires that Tenant submit drawings to Landlord for review and approval by such architects/engineers. The cost of such review, along with the cost of updating Landlord's infrastructure documents, shall be borne by Tenant.

(d)    Tenant agrees to cause to be delivered to Landlord fully completed and coordinated Architectural Design Plans and MEP/CT Engineering Plans (the "Construction Documents") sufficient in detail so that Tenant can use such revised plans to obtain a building permit and contractors' bids for the Work. The Construction Documents must be in a final and complete form with all necessary design elements identified and specified to fully bid and construct the Work. The Construction Documents are subject to Landlord's review and approval. Landlord shall review the Construction Documents and submit written comments to Tenant within ten (10) business days of receipt by Landlord of a complete set thereof. If Landlord does not approve the same, Landlord shall advise Tenant in writing generally of the changes required in the Construction Documents so that they meet with Landlord's approval. Tenant shall cause the Construction Documents to be revised until they will meet with Landlord's approval. The Architectural Design Plans, the MEP/CT Engineering Plans and the Construction Documents are herein collectively referred to as the "Plans".

(e)    Tenant represents to Landlord that Tenant has reviewed its needs and the above specified delivery dates with the Interior Space Planner and that Tenant has assured itself that the Plans can be delivered as hereinabove required. Tenant agrees to cooperate with the Interior Space Planner as promptly as possible and in any event in sufficient time to cause the Plans to be prepared and timely delivered as hereinabove required.

(f)    Neither review nor approval by Landlord of any of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

2.    Cost of Tenant's Work

(a)    Prior to commencement of any portion of the Tenant's Work, Tenant shall obtain a contract to perform the Tenant's Work by bidding the Tenant's Work to certain of those general contractors from Landlord's list of approved contractors or such other contractor as may be approved by Landlord. Tenant agrees to promptly give Landlord a copy of the contract. The general contractor must use only those subcontractors on Landlord's list of approved subcontractors, as the same may be amended by Landlord from time to time, or such other subcontractors as may be approved by Landlord.

(b)    Landlord shall give Tenant a total allowance ("Allowance") of $42,777.00 as a credit towards the cost of the Tenant's Work including the cost of Tenant's initial move to the Premises. Tenant shall pay all costs of the Tenant's Work in excess of the Allowance. All amounts shall be paid by Tenant within thirty (30) days after Tenant's receipt of invoices therefor.

(c)    Tenant shall pay a construction coordination  and overhead fee to Landlord in an amount equal to 5% of the cost of Tenant's Work to cover Landlord's coordination, supervision and overhead and related expense allocable to such work (the "Coordination Fee"). The Coordination Fee shall be deducted by Landlord from the Allowance. In addition, Tenant shall pay all of Landlord's costs, including, without limitation: (i) the cost of Landlord's (and Landlord's consultants) preliminary and ongoing review of the Preliminary Space Plans, the Plans, and all other construction documents; (ii) the cost of temporary toilets and access to phone service to the Premises during the construction period; (iii)the costs of trash removal and disposal; and (iv) freight dock services and normal Building security during Tenant's construction and move-in period.

(d)       Landlord shall make payments of the Allowance only one time per month upon receipt of invoices, sworn statements, mechanics lien waivers as provided herein and such other documentation as Landlord may reasonably request. Payment of the Allowance shall be made by Landlord upon Tenant's direction through a construction escrow with the title insurance company selected by Landlord pursuant to escrow instructions approved by Landlord. Landlord shall have no obligation to make any payment of the Allowance at any time that Tenant is in Default hereunder.

(e)    Prior to commencing Tenant's Work, Tenant shall submit to Landlord a total project budget (the "Budget") outlining the cost of the Tenant's Work plus the cost of all non-tenant improvement items, including soft costs, cabling, and telephone to be incurred by Tenant in connection with the Premises (collectively, the "Tenant's Project Costs"). Tenant shall deliver to Landlord an updated Budget with each draw request for a payment of a portion of the Allowance. If, as of the time any such draw request is made, the remaining Tenant's Project Costs pursuant to the current Budget exceed the remaining amount of the Allowance, Tenant shall deposit into the escrow the amount by which the remaining Tenant's Project Costs set forth in the current Budget exceed the remaining amount of the Allowance. All amounts so deposited by Tenant are herein collectively called "Tenant Deposits".

(f)    Tenant shall make draw requests on the escrow based upon the percentage of Tenant's Project Costs incurred as of the date of the draw request. Tenant shall present to Landlord and to the title company which is acting as escrow, a letter requesting a disbursement of funds, invoices (or paid receipts for each item paid by Tenant and for which Tenant is seeking reimbursement), a copy of any cancelled checks pursuant to which such invoice has been paid, and, with respect to any construction to any portion of the Premises, such lien waivers (for lienable items) required by the title company or Landlord. The lien waiver from the general contractor and from each subcontractor and material supplier must be delivered with each draw request. Landlord shall have no obligation to make a payment until all waivers for the prior draw are submitted.

(g)    Draw requests shall be submitted to Landlord and the title company not later than the 23rd day of the calendar month. Not later than the 20th day of the next calendar month Landlord will review Tenant's Work and Tenant's draw request and advise Tenant in writing of any respects in which the draw request is disapproved and the reason for such disapproval. Such advice need not comply with the notice provisions of the Lease. Otherwise, the draw request will be deemed approved. Draw requests submitted by the 23rd day of a calendar month shall be paid, subject to the foregoing approval procedure, not later than the 25th day of the following calendar month. Landlord and Tenant agree to cooperate in attempting to resolve disapproved portions of each draw request.

            (h)                          Notwithstanding anything herein to the contrary, in the event that on the date that all Tenant's Work has been completed and paid for the sum of the Allowance and any Tenant Deposits exceed the amount disbursed by the escrowee on account of Tenant's Project Costs (the amount of such excess being herein called the "Excess Funds") and provided that Tenant is not then in Default under the Lease, Landlord shall apply such Excess Funds in the following order of priority until such Excess Funds are exhausted:

(i)    Landlord shall pay to Tenant, within sixty (60) days following the Rent Commencement Date out of such Excess Funds an amount not to exceed the Tenant Deposits, if any;

(ii)    The balance of such Excess Funds, if any, shall be refunded to Landlord.

3.    Access by Tenant; Work in Harmony

Tenant agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Landlord and Landlord's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing work for other tenants and occupants of the Building. Landlord agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Tenant and Tenant's agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Tenant Work.

4.    Construction Requirements

(a)                  Tenant agrees that the entry into the Premises by Tenant and its contractors shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Tenant further agrees that in connection therewith Landlord shall not be liable in any way for any injury, loss, or damage which may occur to any of Tenant's Work and installations made in the Premises or to property placed therein prior to the Commencement Date and thereafter, the same being at Tenant's sole risk. In addition, Tenant shall require all entities performing work on behalf of Tenant to provide protection for existing improvements to an extent that is satisfactory to Landlord and shall allow Landlord access to the Premises, for inspection purposes, at all times during the period when Tenant is undertaking construction activities therein. If any entity performing work on behalf of Tenant causes any injury to any person or any damage to the Premises, the Building, any other property of Landlord or any other person, then Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, damage or injury suffered in connection with any such damage or injury. Further, Tenant shall cause such damage to be repaired at Tenant's expense and if Tenant fails to cause such damage to be repaired promptly upon Landlord's demand therefor, Landlord may in addition to any other rights or remedies available to Landlord under this Lease or at law or equity cause such damage to be repaired, in which event Tenant shall promptly upon Landlord's demand pay to Landlord the cost of such repairs;

(b)                  All contractors and subcontractors shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord and during hours determined by Landlord. Landlord shall have the right to order Tenant or any contractor or subcontractor who violates the above requirements to cease work in the Building and leave the Building and remove its equipment and its employees from the Building and, at Landlord's option, restore any portion of the Building on which it has done work to its original condition;

(c)                 Tenant agrees that all services and work performed on the Premises by, on behalf of, or for the account of Tenant, including installation of telephones, carpeting, materials and personal property delivered to the Premises shall be done in a first-class workmanlike manner using only good grades of material and shall be performed only by persons covered by a collective bargaining agreement with the appropriate trade union;

(d)                 Tenant agrees to protect, indemnify, defend and hold Landlord and its agents, partners, contractors and employees harmless from and against any and all losses, damages, liabilities, claims, liens, costs, and expenses, including reasonable attorneys' fees, of whatever nature including those to the person and property of Tenant, its employees, agents, invitees, licensees and others arising out of or in connection with the activities of Tenant or Tenant's contractors in or about the Premises or the Building, and the cost of any repairs to the Premises or the Building necessitated by activities of Tenant or Tenant's contractors;

(e)                  Tenant shall secure, pay for, and maintain during the continuance of its work within the Premises, policies of insurance with such coverages and such amounts as Landlord may reasonably require, which policies shall be endorsed to include Landlord and its contractor and their respective employees and agents and Landlord's mortgagees as additional insured parties and which shall provide thirty (30) days prior written notice of any alteration or termination of coverage, in such amounts and insuring such risks as Landlord may require. Tenant shall not permit Tenant's contractors to commence any work until all required insurance has been obtained by Tenant and certificates evidencing such coverage have been delivered to Landlord; and

(f)                   Tenant's agents, subcontractors and vendors shall be required to conform with Landlord's Construction Guidelines, Rules and Regulations.

5.    Miscellaneous

(a)    Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

(b)                       This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(c)                      The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a Default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest and shall be subject to a late charge pursuant to the Lease.

(d)                     This Work Letter is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including without limitation, the limitations of Landlord's liability set forth therein.

(e)                      Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by or for Tenant hereunder.

Dated this 1st day of July, 2003.

                              LANDLORD:

                               BTS OWNERS LLC, a Delaware limited liability
                                company

                    By:    BTS Managers LLC, its Member

                      By:   LB BTS I Inc., its Managing Member

                                                                            By:  __/s/_____________
                                                                            Name: _______________
                                                                            Its:  _________________

       TENANT:

       TALK AMERICA INC.,
        a Pennsylvania corporation

By:   /s/ Aloysius T. Lawn IV
Its:   EVP - General Counsel

CONTRACTORS AND VENDORS

If you are planning to do any type of work in Michigan Plaza, you must notify the Office of the Building at 312.819.6000. Any construction, HVAC or plumbing plans must be submitted to the Office of the Building for review before work commences. Michigan Plaza is a 100% Union Building.

MICHIGAN PLAZA CONTRACTOR AND VENDOR GUIDELINES

1.    All contractors and employees are required to enter through the dock. You will be required to sign in at the security desk on the dock level and provide a picture ID that will be kept in exchange for a building pass. You are required to wear the pass at all times while in the building.
2.    Please provide a list of sub-contractors to the Office of the Building prior to working in the building.
3.    After hours access to the dock requires a security guard at a 4-hour minimum charge. After hours dock access requires a 24-hour scheduling notification to the Office of the Building.
4.    The building has two freights for each tower that run on automatic and are 5'10" deep, 7'1'' wide, 9'1'' tall (front) and 12' tall (back). Although there is no operator required, we do require that you reserve the freight car 24 hours in advance for after-hours moves/deliveries. You cannot reserve the freight during normal dock hours. Any objects that may have to be hoisted on top of the elevator cabs must be scheduled with an additional cost to the contractor. Any damage to the freight elevators will be billed back to the contractor.
5.    Open boxes, 30-yards or less, can be dropped off after 5:00 p.m. and must be removed by 6:00 a.m. the following morning.
6.    Large drywall deliveries are to be unloaded after hours, at a four-hour minimum charge, to keep the loading dock clear.
7.    Contractor parking is not allowed in the dock area. Tools and equipment may be loaded into the building. Parking is available off site at System Parking on Lower East South Water Street.
8.    Contractors must provide fire protection equipment and fire watch if required. If you are torch cutting or welding you must obtain a building permit from the Michigan Plaza engineering office.
9.    Notify the building engineer 24 hours in advance for any system shutdown.
10.    The general foreman is responsible for securing the job area after each workday. Any Michigan Plaza personnel time required for clean up is charged back to the contractor.
11.    Contractors must provide and keep wet shoe pads at all construction entries to prevent tracking of dust throughout the building.
12.    Loud work (work that generates a tenant complaint) is to be done after 6:00 p.m. or before 8:00 a.m. Landlord reserves the right to remove individuals who do not operate within these regulations.
13.    Breaks are only to be taken in the construction area or off the building premises.
14.    Contractors are responsible for the final clean.
15.    All changes to building equipment or property must be submitted in the form of drawings to the Operations Manager and the Chief Engineer for approval. Please contact us if you have any questions or problems.
16.    Because of the potential for multiple construction projects to occur in the building at the same time, we ask for mutual courtesy among the tradesmen.
17.    The stairways are to be used by construction personnel for emergency purposes only. These doors are locked at all times except during a fire.

18.    The perimeter induction units are not to be tampered with by any contractors unless approved in advance by the Office of the Building.
19.    Contractors will not be allowed to enter the building unless accurate and updated Certificates of Insurance for all contractors are on file with the Office of the Building. The requirements are at listed at the end of this manual.
20.    All Contractors are responsible for obtaining permits and scheduling inspections with the City of Chicago Building Department, Electrical Department, Plumbing Department, and Fire Department etc. Contractors are required to submit evidence for such permits and inspections to Landlord prior to work commencing.
21.    Contractors are not allowed to disconnect or alter the elevator controls, signals, buttons, etc.
22.    Any work, which creates a toxic odor, i.e. electrostatic paint, must be completed after regular building hours, which is 6:00 p.m.
23.    Michigan Plaza is a smoke-free building. Smoking is not allowed anywhere in the building.
24.    All floors and wall coverings need to be protected in all common areas.
25.    Michigan Plaza is a union building. Please make certain all of your workers are union workers.

CONTRACTOR FINAL CLEAN PUNCHLIST

1.    Area should be thoroughly cleaned, vacuumed and dusted after job completion.
2.    Any convectors that are cracked or broken must be replaced.
3.    Broken window blinds must be replaced.
4.    Windows must be cleaned.
5.    Common areas are in their original condition. If any damage to walls, ceiling, etc. occurs, repairs must be made before job completion.

DOCK SPECIFICATIONS FOR 205/225 N. MICHIGAN AVE.

The loading dock is open Monday-Friday, 7:00 a.m. - 4:30 p.m. All vehicles can park on the dock first come-first serve for one hour BEFORE 3:30 PM. Any vehicle left on the dock after the one-hour time limit is required to park off-site or the vehicle will be towed. System Parking is one-half block east of the dock on Lower E. South Water Street. There is no "staging" allowed on the dock. Any deliveries requiring additional time must be scheduled after hours, between 4:30pm and 7:00 am Monday-Friday or Saturday and Sunday. Any damage to the freight elevators will be billed back to the tenant or company responsible for the delivery.

205/225 North Michigan Avenue is a union building. All persons entering the building performing work must be union and have a certificate of insurance on file with the Office of the Building. A new tenant is required to provide their certificate of insurance before moving into their space.

Directions to System Parking : Grand Avenue to Lower Michigan Avenue. Turn South and turn left at Lower South Water Street. Turn right at the entrance to System Parking.

Directions to the Loading Dock :

Grand Avenue to Lower Michigan Avenue. Turn South and turn left after Lower South Water Street.

LOW CLEARANCE OF 12 ½’ WHEN ENTERING THE DOCK AREA

We have a "high dock" where the bed of the truck is flush with the dock platform.

The following are measurements of the depth of the bays from the edge of the dock platform to the street and from the top of the asphalt to the bottom of the ceiling:

Bay 1 – 11 ¼’ long, 11 ¼’ high
Bay 2 – 11 ½’ long, 11 ½’ high
Bay 3 – 11 ½’ long, 11 ½’ high
Bay 4 – 11 ½’ long, 11 ½’ high
Bay 5 – 12 ¼’ long, 12 ¼’ high
Bay 6 – 12 ½’ long, 12 ½’ high
Bay 7 – 12 ½’ long, 12 ½’ high
Bay 8 – 12 ½’ long, 12 ½’ high
Bay 9 – 11 ½’ long, 12 ½’ high

Philips Towing
1168 N. Halsted St.
Chicago, IL 60622
Phone 312-337-8330

REQUIREMENTS FOR LIABILITY INSURANCE
205/225 N. MICHIGAN AVENUE (Please fax to 312-819-6006)

Tenant, contractor, sub-contractor, mover or vendor is required, at its own expense, to obtain and provide the Office of the Building with a certificate of liability insurance.

(I)    Comprehensive general liability insurance against claims for property damage, personal injury, bodily injury and death occurring upon, in or about the premises. Liability insurance may be carried under one or more umbrella policies.
(II)    Minimum combined single limit of $5,000,000 covering at least the following hazards:
(a)    Premises and operations
(b)    Products and completed operations on an "if any basis"
(c)    Independent contractors
(d)    Blanket contractual liability
(e)    Contractual liability
(f)    Automobile liability: owned, non-owned or hired

(III)    Workers compensation, subject to the statutory limits of the state in which the services are to be rendered.

(IV)    Employers’ liability insurance with a minimum of $1,000,000 per accident per employee and $1,000,000 per disease per employee.

(V)    $1,000,000 disease aggregate with respect to any work or operations upon, in or about the building and in connection with the building.

(VI)    The insurance provider is required to give a (30) thirty-day written notice to the Office of the Building in the event of policy cancellation or change.

(VII)    The insurance coverage shall be issued by an insurance company acceptable to building management, owners and lenders and have a general policy rating of (A) or better and a financial class of (VI) or better by A.M. Best Company, Inc.

(VIII)    Please list the following additional insured on the certificate:

225 North Michigan Avenue LLC (Owner), BTS Owners LLC (Owner), RAK Group LLC (Owner) including all subsidiaries, respective partners, ventures, agents, representatives, servants, officers, directors, shareholders, employees, successors and assigns of such beneficiaries, Grubb & Ellis (Management), Hatfield Philips on behalf of ALI Inc., servicing Lehman Brothers, Lehman Brothers Holdings Inc. (Lender) including all subsidiaries, respective partners, ventures, agents, representatives, servants, officers, directors, shareholders, employees, successors and assigns of such beneficiaries.

(IX)    The certificate holder is:
Grubb & Ellis
225 N. Michigan Avenue, Suite 2000
Chicago, IL 60601

LANDLORD RESERVES THE RIGHT TO STOP ANY BUSINESS UPON, IN OR ABOUT THE PREMISES OF 205/225 N. MICHIGAN AVE. WITHOUT A CORRECT CERTIFICATE OF INSURANCE ON FILE AT THE OFFICE OF THE BUILDING.

PLEASE CALL 312-819-6000 IF YOU HAVE QUESTIONS. THANK YOU.

EXHIBIT C

RULES AND REGULATIONS

1 .    Tenant shall not in any manner deface or injure the Building or any part thereof, nor do anything tending to injure the reputation of the Building or its occupants.

2 .    Tenant shall not install any sign, lettering, picture, notice, advertisement or object unacceptable to Landlord against glass partitions, doors or windows which would be visible from the Building's corridors, or place same on any outside window or in a position visible from outside the Building. Tenant agrees to promptly remove same upon notice from Landlord. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as approved by prior written consent of Landlord.

3.    Tenant shall not, in advertising or other publicity, without prior written consent of Landlord, use the name of the Building (Boulevard Towers South or the name "Illinois Center").

4 .    The Tenant's mailing address shall include:

(Name of Company)
205 North Michigan Avenue
Chicago, Illinois 60601

5 .    Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, loading docks, escalators and stairways in and about the Building.

6.    Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances, or that create a fire hazard, or create odors, any of which may be offensive to other Tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside the Premises.

7 .    Tenant shall not make any canvass in the Building to solicit business or for any other reason.

8.    Tenant shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified herein.

9.    Tenant shall report all peddlers, solicitors and beggars immediately to the office of the Building or as Landlord otherwise requests.

10.    Tenant shall not waste water and agrees to cooperate fully with Landlord to assure the most effective operating of the building's heating and air conditioning, and shall refrain from adjusting any controls other than room thermostats installed for Tenant's use, and shall keep public corridor doors closed, and shall not block any heating and air conditioning induction units.

11.    Tenant shall not employ persons to do janitor work in the Premises and no persons other than the janitors of the Building shall clean the Premises without prior written consent of Landlord. With prior written consent of Landlord, any person employed by Tenant to do janitor's work shall, while in the Building, either inside or outside of the Premises, be subject to and under the control and direction of the manager of the Building (but not as agent or servant of said manager or Landlord).

12.    Tenant shall not:

(a) Cook in the Premises other than by microwave or toaster oven;
(b)    Place vending or dispensing machines of any kind in or about the Premises;
(c)    At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form;

however, with prior written consent of Landlord, such activities may be permitted in lounges or other facilities specifically designated for this purpose.

13 .    Tenant shall not:

(a)    Use the Premises for lodging or for any immoral or illegal purposes.
(b)    Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.
(c)    Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

14.    Tenant shall not install any equipment utilizing an ammonia process or using any ammonia products or any other noxious process necessitating venting.

15.    Tenant shall not bring firearms into the Premises.

16.    Tenant shall keep doors and other means of entry to the Premises closed and secured.

17.    Tenant shall not bring any bicycle or other vehicle and no dog or other animal (other than animals utilized to aid the handicapped) or bird shall be brought or permitted to be in the Building or Premises.

EXHIBIT D

FORM OF TENANT ESTOPPEL CERTIFICATE

ESTOPPEL CERTIFICATE

Landlord:    BTS OWNERS LLC

Tenant:

Address of Tenant:

Premises:         Suite _____ consisting of approximately _________ square feet of Rentable Area on the _____ Floor(s) of the building located at 205 North Michigan Avenue, Chicago, Illinois (the "Building").

Lease:              That certain Lease, dated _____________, 200__, by and between Landlord and Tenant, including the Work Letter and the Condenser Water Addendum, if any, and the following amendments, if any, (the "Lease", a copy of which is attached and made a part hereof).

Commencement Date:

Rent Commencement Date:

Expiration Date:

Security Deposit:           $

Monthly Base Rent:       $

Monthly License Fee:    $

Monthly Base Rent and
License Fee Paid Through:

Percentage Rent:    ___% of Sales in excess of $________ Monthly

Current Estimated Monthly
Installment of the Expense
Adjustment Amount:    $

Current Estimated Monthly
Installment of the Tax
Adjustment Amount:    $

Tenant hereby certifies as true and correct the following statements:

(a)    The Lease is a true, correct and complete agreement between Landlord and Tenant with respect to the premises described therein (the "Premises").

(b)    The Lease is in full force and effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, supplemented or changed, whether in writing or orally (including, without limitation, any agreement by Landlord to assume any lease of Tenant covering space in other property), except as disclosed herein.

(c)    Tenant is in sole possession of and is occupying the Premises. Except as specified below, Tenant is not in any respect in default under the Lease and has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred or hypothecated its interest in the Lease or the Premises.

(d)    The Commencement Date, the Rent Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights of renewal, extension, expansion, purchase or first refusal concerning the Lease, the Premises or other space within the Building of which the Premises are a part, except as may be stated in the Lease. Tenant has not exercised any option or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the Lease. Tenant does not have any preferential right to purchase all or any part of the property of which the Premises are a part.

(e)    The Monthly Base Rent (License Fee and Percentage Rent) and other amounts payable under the Lease are correctly stated above. Monthly Base Rent (and License Fees) has (have) been paid through the date stated above. Tenant has not prepaid any rent for more than one (1) month and is paying rent under the Lease on a current basis with no offsets, credits, claims or setoffs. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, which are unexpired, except as disclosed herein.

(f)    Tenant has deposited the Security Deposit stated above with Landlord, and to the best of Tenant's knowledge, none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

(g)    As of the date hereof, Landlord has fully performed all of its obligations under the Lease and has satisfied all commitments made to induce Tenant to enter into the Lease. To the best of Tenant's knowledge, Landlord is not in default under the terms and conditions of the Lease and no event has occurred which would constitute a default under the Lease, either upon service of notice or passage of time. To the best of Tenant's knowledge, no claim, controversy or dispute exists between Tenant and Landlord. As of the date hereof, Tenant is not asserting that the Lease is not fully enforceable by Landlord in accordance with its terms.

      (h)                         All construction, build-out, improvements, or alterations to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease and all contributions required to be made by Landlord on account thereof have been made.

(i)    Landlord has not previously given any consent to Tenant (i.e., consent to sublease or alter the Premises) that is required under the Lease before the taking of any action by Tenant, except as disclosed herein.

(j)    Tenant is not insolvent and is able to pay its debts as they mature. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

1.    Tenant agrees that from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

2.    Tenant hereby certifies that the address for notices to Tenant under the Lease is correctly set forth above.

This certificate has been given to __________ with the understanding that ____________ will rely hereon in connection with [loans which will be secured by the property of which the Premises constitute a part] [the purchase of the property of which the Premises constitute a part]. The undersigned hereby certifies that he or she is duly authorized to sign and deliver this Estoppel Certificate.

IN WITNESS WHEREOF , Tenant has caused this Estoppel Certificate to be executed by its duly authorized representative as of the ______ day of _________, _____.

TENANT:

________________________

By: _________________
     Its _______________

EXHIBIT E

CONDENSER WATER ADDENDUM

This Condenser Water Addendum constitutes a part of the Lease, dated July 1, 2003, between BTS OWNERS LLC, a Delaware limited liability company, as Landlord, and TALK AMERICA INC., a Pennsylvania corporation as Tenant, for premises as described in the Lease located at 205 North Michigan Avenue, Chicago, Illinois (the "Premises").

WHEREAS, Landlord has constructed and is operating an auxiliary condenser water system (the "System") for its use and the use of tenants in the Building; and

WHEREAS, Tenant is desirous of connecting certain facilities to the System to be indicated on the plans;

NOW,     THEREFORE, the parties agree as follows:

1.    Tenant shall advise Landlord of its requirements for condenser water use, determined separately for each floor of the Premises, and furnish to Landlord plans and specifications of its facilities which it proposes to connect to the System.

2.    Upon Landlord's approval thereof and payment of Landlord's costs in connection therewith, Landlord shall grant to Tenant the right to connect its facilities to the System which connection shall be made only by Landlord's approved contractor.

3.    Prior to making said connection, Tenant shall pay Landlord a one time "Connection Fee" of $500.00.

4.    Tenant shall pay to Landlord a "Monthly Fee" for its dedicated capacity on the System, as determined by Landlord. The current monthly fee shall be calculated as follows: $11.34 per ton per month.

5.    All proposed changes in Tenant's facilities shall be submitted to Landlord in advance for Landlord's approval. No changes shall be made in Tenant's facilities without prior written approval of Landlord. Landlord shall have the right to designate such conditions and charges for the making of Tenant's changes as Landlord deems appropriate. It is expressly agreed that Landlord may refuse to make any changes which increase the amount of condenser water supplied to Tenant.

6.    All the terms and conditions of the Lease shall apply to this Addendum.

7.    This Addendum shall become effective on the Commencement Date and will terminate on the termination of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Condenser Water Addendum to be duly executed this 1st day of July, 2003.

                              LANDLORD:

                               BTS OWNERS LLC, a Delaware limited liability
                                company

                    By:    BTS Managers LLC, its Member

                      By:   LB BTS I Inc., its Managing Member

                                                                            By:  __/s/_____________
                                                                            Name: _______________
                                                                            Its:  _________________

       TENANT:

       TALK AMERICA INC.,
        a Pennsylvania corporation

By:   /s/ Aloysius T. Lawn IV
Its:   EVP - General Counsel